Exhibit 4.8

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

URGENT.LY INC.

WARRANT TO PURCHASE STOCK

[        ], 2022

THIS CERTIFIES THAT, for value received, [    ], with a principal office at the address set forth on the signature page hereto, or such person’s or entity’s assigns (the “Holder”), is entitled to subscribe for and purchase from Urgent.ly Inc., a Delaware corporation (the “Company”), Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued in connection with a convertible promissory note issued by the Company to the Holder (as may be amended from time to time, the “Holder’s 2022A Note”) as part of a series of convertible promissory notes designated Series 2022A (as may be amended from time to time, each a “2022A Note”).

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Change of Control” shall mean directly or indirectly (i) the sale or transfer of all or substantially all of the Company’s assets, (ii) a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the outstanding shares of capital stock of the Company immediately prior to such merger or consolidation continue to represent at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity following such merger or consolidation), (iii) the transfer or sale (whether by merger, consolidation or otherwise) to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such transfer or sale, such person or group of affiliated persons would hold 50% of more of the outstanding voting stock of the Company (or the surviving or acquiring entity), (iv) a liquidation, dissolution or winding up the Company, (v) the issuance of more than 50% of the economic or voting interests of the Company or (vi) the granting of rights to any party which could be construed as a direct or indirect constructive or actual change of control of the Company; provided, however, that notwithstanding the forgoing, (A) the Note Financing (as defined in the Note) and the issuance of the Notes, Warrants and Warrant Shares (each as defined in the Note) in connection with the Note Financing, shall not constitute a Change of Control, (B) a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction, and (C) the sale of Common Stock or Preferred Stock, or securities convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock as part of a financing transaction solely with one or more of the Company’s then-existing lenders party to that certain Second Amended and Restated Loan and Security Agreement, dated as of July 11, 2022, or that certain Loan and Security Agreement, dated as of December 16, 2021, in each case as such agreement shall be amended from time to time, shall not constitute a Change of Control.

(b) “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(c) “Exercise Period” shall mean the period commencing on the date hereof and ending on the 5-year anniversary of the date of this Warrant, unless sooner terminated as provided below.

(d) “Exercise Price” shall mean $[    ] per Exercise Share, subject to adjustment pursuant to Section 6 below.

(e) “Exercise Shares” shall mean [ ] shares of Common Stock, subject to adjustment pursuant to Section 5 and/or Section 6 below).2

(f) “Warrant” shall mean this Warrant to purchase Exercise shares.

2. EXERCISE OF WARRANT.

2.1 Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto as EXHIBIT A;

(b) Payment of the Exercise Price either (i) in cash or by check or wire transfer, or (ii) by cancellation of indebtedness, or (iii) by net exercise pursuant to Section 3.2; and

(c) This Warrant.

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant with payment of cash, check or wire transfer or by cancellation of indebtedness as provided in Section 3.1, the Holder may by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise elect to receive the number of Exercise Shares computed using the following formula:

Where: X	=	the number of Exercise Shares to be issued to the Holder

Y	=	the number of Exercise Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, that portion of this Warrant being canceled (at the date of such calculation)

A	=	the fair market value of one Exercise Share (at the date of such calculation)

B	=	Exercise Price (as adjusted to the date of such calculation)

[2]	Note to Draft: To equal the Warrant Shares determined in accordance with the definition in the Notes, which will be quantifiable when the Warrant is issued.

2.

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with (a) an initial public offering of securities of the Company registered under the Act (an “IPO”), the fair market value per share shall be the per share offering price to the public of the Company’s initial public offering, or (b) a Change of Control, the fair market value per share shall be the value ascribed to the consideration to be paid in respect of one share of the Exercise Shares in the definitive agreement(s) relating to such Change of Control, or if no such value is set forth in the definitive agreements(s) relating to such Change of Control, as determined in good faith by the Company’s Board of Directors.

2.3 Mechanics of Exercise. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder. The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. The issuance of the Exercise Shares will not be subject to any preemptive rights that have not been properly complied with. If at any time during the Exercise Period the number of authorized but unissued shares of the Company’s Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such class and/or series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class and/or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF THE HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

3.

4.2 Securities Are Not Registered.

(a) The Holder understands that this Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that this Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither this Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Act and will not require an opinion of counsel with respect to any transfer to an affiliate of the Holder (which shall include, without limitation, any general partner, managing member, officer, director or trustee of the Holder, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, the Holder) (“Affiliate”).

4.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT [OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED] OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

4.4 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5. ADDITIONAL WARRANT AND WARRANT ADJUSTMENT. If (a) the principal amount of the Holder’s 2022A Note is greater than or equal to the Holder’s Pro Rata Share (as defined in the Holder’s 2022A Note), (b) the Holder holds one or more convertible promissory notes issued by the Company in 2021 (as may be amended from time to time, each a “2021 Note”), and (c) the 2021 Note(s) held by the Holder convert into shares of Common Stock pursuant to the terms of the applicable 2021 Note(s), the Company will, promptly after such conversion, issue the Holder a warrant (the “Preferred Warrant”) exercisable for the number of shares of the Company’s Series C Preferred Stock equal to (i) if the principal amount of the Holder’s 2022A Note is greater than or equal to the Holder’s Super Pro Rata Share (as defined in the Holder’s 2022A Note), the quotient obtained after dividing (A) the portion of such Holder’s Liquidation Preference (as defined in the Holder’s 2022A Note) associated with such Holder’s ownership of 2021 Notes by (B) $5.2313, or (ii) if the principal amount of the Holder’s 2022A Note is less than the Holder’s Super Pro Rata Share, 50% of the shares of Series C Preferred Stock calculated in the foregoing clause (i) (such shares, determined in accordance with clause (i) or clause (ii), as applicable, the “Preferred Warrant Exercise Shares”), provided that the number of Preferred Warrant Exercise Shares will not exceed the number of Exercise Shares for which this Warrant is exercisable as of immediately prior to the issuance of the Preferred Warrant. The Preferred Warrant will be identical to this Warrant except that the Preferred Warrant will (A) not include this Section 5, (B) have an Exercise Period measured from the date of this Warrant, and (C) be exercisable for the Preferred Warrant Exercise Shares. Upon the Company’s issuance of the Preferred Warrant, the Exercise Shares of this Warrant will automatically be reduced by the number of Preferred Warrant Exercise Shares.

6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of such shares of equity securities, the number and class and/or series of Exercise Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise, the total number and class and/or series of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

7. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

5.

8. EARLY TERMINATION. In the event of, at any time during the Exercise Period, an IPO or a Change of Control, the Company shall provide to the Holder 10 days advance written notice of such an IPO or Change of Control, and this Warrant shall automatically exercise immediately prior to the closing of such IPO or Change of Control with no further action on the part of the Holder, unless the Holder provides written notification to the Company that it chooses not to exercise this Warrant.

9. “MARKET STAND-OFF” AGREEMENT. To the extent requested by the Company or an underwriter of securities of the Company, each Holder and any permitted transferee thereof shall not, without the prior written consent of the managing underwriters of the IPO, offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by such Holder or any transferee thereof, or enter into an agreement to do any of the foregoing, for up to 180 days following the effective date of the IPO. For purposes of this paragraph, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this paragraph and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters to the IPO to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto.

10. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11. TRANSFER OF WARRANT. This Warrant is not transferable, in whole or in part, by the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld, and any attempted assignment without such consent shall be void; provided that Holder may transfer this Warrant to any Affiliate of Holder without the consent of the Company. A change in control of the Holder, for example by merger, sale of stock or sale of assets, shall not be deemed to be an assignment under this Warrant. Subject to the foregoing restrictions, applicable laws and the restriction on transfer set forth on the first page of this Warrant, in connection with any transfer of this Warrant, the Holder shall deliver this Warrant and the form of assignment attached hereto as EXHIBIT B to the Company, and the transferee shall sign an investment representation letter in form and substance satisfactory to the Company.

12. JOINDER TO ADDITIONAL AGREEMENTS. Concurrently with the issuance of this Warrant, the Holder shall execute and deliver the joinder attached hereto as EXHIBIT C, which provides that the Holder will, upon exercise of this Warrant, automatically become a party to the Company’s Amended and Restated Investors’ Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated on or about July 11, 2022 and each as may be amended from time to time (unless Holder is already a party to such agreements).

13. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

6.

14. CUMULATIVE REMEDIES. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

15. EQUITABLE RELIEF. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each of the Company and the Holder at the address listed on their respective signature pages hereto or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party.

17. SUCCESSOR AND ASSIGNS. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

18. NO THIRD-PARTY BENEFICIARIES. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19. HEADINGS. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

20. AMENDMENT AND MODIFICATION; WAIVER. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and Holders representing a majority of the Warrants, which majority must include each of BMW iVentures SCS, SICAV-RAIF, Emerald Industrial Innovation Fund L.P., and Enterprise Holdings Ventures, L.L.C. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7.

21. SEVERABILITY. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

22. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

23. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.

24. COUNTERPARTS. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

8.

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed as of the date first written above.

URGENT.LY INC.

By:
Name:
Title:

E-mail:

Address:

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed as of the date first written above.

HOLDER

By:
Name:
Title:

Address:

Email:

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EXHIBIT A

NOTICE OF EXERCISE

TO: URGENT.LY INC.

(1) ☐ The undersigned hereby elects to purchase __________ shares of Common Stock (the “Exercise Shares”) of Urgent.ly Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase __________ shares of Common Stock (the “Exercise Shares”) of Urgent.ly Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 3.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Act, they must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that the conditions for use of the Rule may include the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required, subject to any exceptions set forth in the attached Warrant.

1

(4) The undersigned further acknowledges and agrees that the undersigned will have no right to receive any information from the Company by virtue of the grant of the option or the purchase of Exercise Shares through exercise of the attached Warrant, ownership of such Exercise Shares, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, the undersigned hereby waives all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). The undersigned hereby covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

(5) The undersigned acknowledges and agrees that, if requested by the Company, the undersigned shall execute and deliver any applicable investor rights agreement, voting agreement, right of first refusal and co-sale agreement or similar agreement (or a joinder to any existing agreement) that the Company and/or the holders of its securities may enter into or that otherwise that may be in effect from time to time (and which may contain, among other provisions, additional restrictions on transfer).

(Date)	(Signature)

(Print name)

2

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and

supply required information. Do not use this form to

purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

E-Mail
(Please Print)

Assignee’s

Signature:

Dated: ___________, 20__

Holder’s

Name:

Holder’s

Signature:

Holder’s

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of this Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NOTE: As a condition to the assignment of this Warrant, if requested by the Company, the assignee of this Warrant shall execute and deliver any applicable investor rights agreement, voting agreement, right of first refusal and co-sale agreement or similar agreement (or a joinder to any existing agreement) that the Company and/or the holders of its securities may enter into or that otherwise that may be in effect from time to time (and which may contain, among other provisions, additional restrictions on transfer).

NOTE: The assignee of this Warrant agrees to be bound by all the terms and obligations of this Warrant as if assignee were the original Holder party thereto.

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EXHIBIT C

JOINDER

JOINDER AGREEMENT

A. Reference is made to (i) that certain Amended and Restated Investors’ Rights Agreement dated July 12 2022, by and among Urgently Inc., a Delaware corporation (the “Company”) and the Investors named therein (the “IRA”), (ii) that certain Amended and Restated Voting Agreement dated July 12, 2022, by and among the Company and the Stockholders named therein (the “Voting Agreement”), and (iii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated July 12, 2022, by and among the Company and the Stockholders named therein (the “ROFR/Co-Sale Agreement” and together with the IRA and the Voting Agreement, the “Transaction Agreements”).

B. In connection with, and as a condition to, the Company’s issuance of a Warrant to Purchase Stock to the undersigned on or about the date hereof (the “Warrant”), the undersigned has agreed to become a party to the Transaction Agreements automatically upon the exercise of the Warrant.

NOW, THEREFORE, for the consideration set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned agrees as follows:

1. Immediately and automatically upon the exercise of the Warrant, without any further action on the part of the undersigned or the Company, the undersigned shall be included as an “Investor” under each of the Transaction Agreements and shall be entitled to all of the rights, and subject to all of the obligations, of an “Investor” under each of the Transaction Agreements.

2. This Agreement may be executed in two or more counterparts, including electronic counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

INVESTOR:

By:

Name:

Title:

COMPANY:

Urgent.ly Inc.

By:

Name:

Title:

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URGENT.LY INC.

SERIES 2022A CONVERTIBLE PROMISSORY NOTE AMENDMENT AGREEMENT

This Series 2022A Convertible Promissory Note Amendment Agreement (this “Amendment”) is entered into as of February [●], 2023, by and between Urgent.ly Inc., a Delaware corporation (the “Company”), and the person or entity listed as “Holder” on the table attached hereto as Exhibit A. Capitalized terms used but not otherwise defined herein will have the respective meanings ascribed to such terms in the Original Note (as defined below).

RECITALS

WHEREAS, the Company previously issued (x) certain Convertible Promissory Notes as part of a series of notes designated as Note Series 2022A, having an aggregate principal amount of $29,999,864 (as previously amended, the “Original Notes”), and (y) the related Warrants in accordance with the terms of such Original Notes, which include the Convertible Promissory Note issued to Holder (as previously amended, the “Original Note”) and the Warrant issued to Holder, in both cases, as listed on Exhibit A.

WHEREAS, in connection with an acquisition by the Company, directly or indirectly through a subsidiary, of all or substantially all of the assets, or a majority of the ordinary shares or other voting securities (whether by way of merger, consolidation, amalgamation, or otherwise) of, Otonomo Technologies Ltd., a company incorporated under the laws of the State of Israel and registered under No. 515352813 with the Israeli Registrar of Companies or any successor thereto (“Target Company”, and such acquisition, the “Proposed Acquisition”) and concurrent public listing of the Company’s Common Stock on a nationally recognized exchange (the “Direct Listing”), the Company and Holder desire to:

(i)

amend the Original Note as set forth below in order to (a) include a new provision providing for the automatic conversion of the outstanding principal amount of the Original Note, and all accrued but unpaid interest thereon, immediately prior to the consummation of the Proposed Acquisition, (b) extend the Participation Deadline to September 30, 2022, (c) include shares held by affiliates of Holder as eligible Pro Rata Exchange Shares, and (d) permit further amendments, modifications, or waivers of certain provisions of the Original Note;

(ii)

amend all Warrants as set forth below in order to (a) facilitate the automatic net exercise of the Warrants contemplated therein in connection with the Direct Listing and (b) clarify the number of Exercise Shares (as defined therein respectively) available for purchase under each such Warrant; and

(iii)

obtain the consent of the Majority Holders under the negative covenants set forth in Section 5 of the Original Notes as required to consummate the Proposed Acquisition and related transactions, which include, without limitation, (a) the authorization and issuance of additional shares of Common Stock, including as consideration in the Proposed Acquisition (such shares, the “Merger Shares”) and the adoption of an amended and restated certificate of incorporation and amended and restated bylaws in connection with the Direct Listing, (b) an amendment to the Company’s certificate of incorporation to increase the total common authorized reserved for issuance and an amendment to the Company’s certificate of incorporation to effect a reverse split of all outstanding capital stock, (c) the Direct Listing, (d) the Company borrowing up to an aggregate of $30 million from (i) the Target Company and (ii) stockholders of the Company and/or other third parties in one or more convertible promissory notes, in substantially the form attached hereto as Exhibit B, drawn from time to time during the period between the execution of the definitive agreements with respect to the Proposed Acquisition and the consummation of the transactions contemplated thereby (the “Interim Debt Financing”), (e) modifications to the Loan Agreements (and related warrants and other agreements entered into in connection therewith) with Structural and the Second Lien Lenders in connection with the Proposed Acquisition (“Senior Debt Modifications”, and all of such transactions collectively, the “Acquisition-Related Transactions”), (f) increasing or decreasing the authorized number of directors constituting the Board to accommodate new directors appointed by the Target Company pursuant to the Proposed Acquisition and to satisfy the independence and other requirements applicable to the Company following the completion of the Direct Listing, and resulting from resignations of current directors of the Company who will not continue to serve as members of the Board following the completion of the Direct Listing, and (g) increasing the number of shares of Common Stock reserved for issuance pursuant to stock purchase or stock option plans to satisfy the Company’s employment needs and prepare to operate as a public company following the Direct Listing.

WHEREAS, the parties hereto acknowledge that the amendments to the Original Notes and Warrants contained herein are expected to become effective in connection with the Acquisition Signing (defined below), understanding that the automatic conversion of the Original Note in connection with the Proposed Acquisition would not occur until the closing of such Proposed Acquisition and the completion of the Direct Listing, as described herein.

WHEREAS, (i) Clause (A) of Section 6(e) of all Original Notes provides that Section 1, 2 and 6(d) of the Original Note may be amended, waived, or modified only with written consent of the Company and each Holder; (ii) under clause (B) of Section 6(e) of all outstanding Original Notes, certain other terms of the Original Notes may be amended with respect to all outstanding Original Notes with the written consent of the Company and the Majority Holders; and (iii) under Section 20 of the Warrants, each Warrant may be amended by an agreement in writing signed by the Company and Holders representing a majority of the Warrants, which majority must include each of BMW iVentures SCS, SICAV-RAIF, Emerald Industrial Innovation Fund L.P., and Enterprise Holdings Ventures, L.L.C (together with the Majority Holders, the “Requisite Majority Holders”).

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Holder agree and consent as follows:

AGREEMENT

1.    Amendments to Holder’s Original Note. Effective upon the execution and delivery of the definitive agreements with respect to the Proposed Acquisition by the Company, Target Company, and each other party required to give effect thereto (the “Acquisition Signing”), the Original Note is hereby amended as follows:

(a)    Section 2(g)(i) and (ii) of the Original Note is hereby amended by deleting in its entirety and replacing it with the following:

“(i)     if the Total Eligible Principal Amount is less than the Holder’s Super Pro Rata Share, each Pro Rata Exchange Share held by Holder or its Affiliates will be exchanged for one share of Series C Preferred Stock; or

(ii)     if the Total Eligible Principal Amount is at least the Holder’s Super Pro Rata Share, then each Super Pro Rata Exchange Share held by the Holder or its Affiliates will be exchanged for one share of Series C Preferred Stock.”

(b)    Section 2 of the Original Note is hereby amended to include the below as a new subsection (h):

“(h)    Automatic Conversion Upon Consummation of an Approved Acquisition and Related Direct Listing. In the event the Company consummates both (x) an Approved Acquisition (defined below) and (y) a Direct Listing while this Note remains outstanding, the outstanding principal amount of this Note and any unpaid accrued interest thereon shall automatically convert immediately prior to the later to occur of such transactions, without any further action by the Holder, into fully paid and non-assessable shares of Common Stock at a price per share equal to 65% of the quotient obtained by dividing (x) the Total Equity Value by (y) the Company Capitalization immediately prior to the consummation of the Approved Acquisition, provided that, solely for purposes of this Section 2(h), Company Capitalization shall include all outstanding shares of Common Stock, assuming (i) conversion of all Preferred Stock into Common Stock, (ii) exercise of all outstanding options, (iii) exercise of certain outstanding antidilutive warrants assuming the number of shares such warrants are exercisable for as of immediately prior to the consummation of the Approved Acquisition and conversion of these Notes and the 2021 Notes, and exercise of other outstanding warrants with variable warrant coverage based on the completion of a Direct Listing assuming the number of shares such warrants are exercisable for as a result of the Direct Listing, (iv) conversion of the 2022 Notes, the 2021 Notes and all other convertible securities of the Company into Common Stock, and (v) including shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under the 2013 Equity Incentive Plan, but excluding shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under any equity incentive plans adopted in connection with a public offering. For purposes of this Section 2(h), (a) “Approved Acquisition” means an acquisition by the Company, directly or indirectly through a subsidiary, of all or substantially all of the assets, or a majority of the ordinary shares or other voting securities (whether by way of merger, consolidation, amalgamation, or otherwise) of, Otonomo Technologies Ltd., a company incorporated under the laws of the State of Israel and registered under No. 515352813 with the Israeli Registrar of Companies or any successor thereto, which acquisition has been approved by the Majority Holders in accordance with Section 5 of this Note; and (b) “Total Equity Value” means the lesser of (x) $271,000,000, plus the Company’s cash-on-hand and cash equivalents, minus the aggregate outstanding Senior Indebtedness owed to Structural and the Second Lien Lenders under the Loan Agreements and other outstanding borrowed money indebtedness of the Company incurred outside of the ordinary course of business, in each case, measured immediately prior to the consummation of the Approved Acquisition, and (y) the definition of Aggregate Valuation in the agreement and plan of merger for the Approved Acquisition, measured immediately prior to the consummation of the Approved Acquisition.”

(c)    The first sentence of Section 6(e) of the Original Note is hereby amended by deleting it in its entirety and replacing it with the following:

“Any term of this Note may be amended or waived (A) with the written consent of the Company and the Holder, or (B) with the written consent of the Company and the Majority Holders; provided, however, that no amendment or waiver pursuant to clause (B) above shall (i) increase or reduce the principal amount of this Note, (ii) amend this Section 6(e), in each case under clauses (i) through (ii), without the consent of the Holder.”

(d)    Section 1(f) of the Original Note is hereby amended by deleting the definition of “Participation Deadline” and replacing it with the following:

“Participation Deadline” means September 30, 2022.

2.    Amendments to all Warrants. Effective upon the occurrence of both of the following conditions (the date on which both such conditions have been met, the “Effective Date”): (i) the Acquisition Signing, and (ii) in addition to this Amendment, the execution and delivery of amendment agreements, in the same form as this Amendment, with Holders of Original Notes and Warrants who together, with the undersigned Holder, constitute the Requisite Majority Holders (such amendment agreements together with this Amendment, the “2022A Note Amendment Agreements”), each of the outstanding Warrants is hereby amended as follows:

(a)    Section 1(e) of the Warrants is hereby amended by deleting it in its entirety and replacing it with the following:

“(e)    “Exercise Shares” shall mean the number of shares of Common Stock listed adjacent to Holder’s name on Schedule 1 hereto, subject to adjustment pursuant to Section 5 and/or Section 6 below, understanding that such number shall not be subject to any further adjustment in connection with the actual conversion of the 2022A Notes or 2021 Notes.”

(b)    Each Warrant is hereby amended by inserting, as a new Schedule 1 at the end of each such Warrant following all exhibits thereto, the list attached hereto as Exhibit C.

(c)    The second sentence of Section 2.2 of the Warrants is hereby amended by deleting it in its entirety and replacing it with the following:

“For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith: provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with:

(a)

an initial public offering of securities of the Company registered under the Act (an “IPO”), including, without limitation, the initial listing of securities of the Company on the Nasdaq Stock Market, New York Stock Exchange, or another exchange or marketplace approved by the Company’s Board of Directors, without a related underwritten offering of such securities (the “Direct Listing”), the fair market value per share shall be (x) the per share offering price to the public of the Company’s initial public offering, or (y) with respect to the Direct Listing, as determined in good faith by the Company’s Board of Directors, provided that, if the Direct Listing is effectuated in connection with the consummation of an acquisition by the Company, directly or indirectly through a subsidiary, of all or substantially all of the assets, or a majority of the ordinary shares or other voting securities (whether by way of merger, consolidation, amalgamation, or otherwise) of, Otonomo Technologies Ltd., a company incorporated under the laws of the State of Israel and registered under No. 515352813 with the Israeli Registrar of Companies or any successor thereto, which acquisition has been approved by the Majority Holders in accordance with Section 5 of the 2022A Notes (an “Approved Acquisition”), then the fair market value per share shall be equal to the quotient obtained by dividing (i) the lesser of (x) $271,000,000, plus the Company’s cash-on-hand and cash equivalents, minus the aggregate outstanding Senior Indebtedness owed to Structural and the Second Lien Lenders under the Loan Agreements and other outstanding borrowed money indebtedness of the Company incurred outside of the ordinary course of business, in each case, measured immediately prior to the consummation of the Approved Acquisition, and (y) the definition of Aggregate Valuation in the agreement and plan of merger for the Approved Acquisition by (ii) the Company Capitalization immediately prior to the consummation of the Approved Acquisition, provided that, solely for purposes of this clause, Company Capitalization shall include all outstanding shares of Common Stock, assuming (i) all Preferred Stock into Common Stock, (ii) exercise of all outstanding options, (iii) exercise of certain outstanding antidilutive warrants assuming the number of shares such warrants are exercisable for as of immediately prior to the consummation of the Approved Acquisition and conversion of the 2022A Notes and the 2021 Notes, and exercise of other outstanding warrants with variable warrant coverage based on the completion of a Direct Listing assuming the number of shares such warrants are exercisable for as a result of the Direct Listing, (iv) conversion of the 2022 Notes and the 2021 Notes into Common Stock, and (v) including shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under the 2013 Equity Incentive Plan, but excluding shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under any equity incentive plans adopted in connection with a public offering (capitalized terms used in this subsection (a) but not otherwise defined in this Warrant shall have the respective meanings assigned to them in in Holder’s 2022A Note, as amended); or

(b)

a Change of Control, the fair market value per share shall be the value ascribed to the consideration to be paid in respect of one share of the Exercise Shares in the definitive agreement(s) relating to such Change of Control, or if no such value is set forth in the definitive agreement(s) relating to such Change of Control, as determined in good faith by the Company’s Board of Directors.

(d)    Section 8 of the Warrants is hereby amended by deleting it in its entirety and replaced with the following:

“8.    Automatic Exercise; Early Termination. In the event of, at any time during the Exercise Period, an IPO (including, without limitation, a Direct Listing) or Change of Control, the Company shall provide the Holder 10 days’ advance written notice of such an IPO or Change of Control, and this Warrant shall automatically be deemed to have been exercised immediately prior to the consummation of such IPO or Change of Control pursuant to Section 2.2, with no further action on the part of the Holder, if such net issue exercise would result in the issuance of Exercise Shares. If an automatic exercise pursuant to Section 2.2 in connection with such IPO or Change of Control would not result in the issuance of any Exercise Shares, this Warrant shall immediately expire and shall no longer be exercisable immediately prior to the consummation of such IPO or Change of Control.”

3.    Majority Holder Consent. Effective as of the execution and delivery of 2022A Note Amendment Agreements by the Requisite Majority Holders, by execution of this Amendment, Holder hereby provides its written consent to the Proposed Acquisition and all Acquisition-Related Transactions, in accordance with Section 5 of the Original Note, and expressly consents, approves, ratifies, and confirms that the Company may take certain actions in connection with the Proposed Acquisition and all

Acquisition-Related Transactions to the extent the approval thereof by the Majority Holders is required under such Section 5, including, among other things, (a) amending, modifying, supplementing, terminating, repealing, or waiving any provision of the Restated Certificate or the Company’s Bylaws, including an amendment to increase the total authorized common stock, an amendment to effect a reverse stock split of all outstanding capital stock, and the adoption of an amended and restated certificate of incorporation and amended and restated bylaws in connection with the Direct Listing, (b) creating, or authorizing the creation of, or issuing, or authorizing the issuance of any debt security, including the Interim Debt Financing (c) increasing or decreasing the authorized number of directors constituting the Board in connection with the Company’s obligation to appoint additional directors in connection with the Proposed Acquisition and to satisfy the independence and other requirements applicable to the Company following the completion of the Direct Listing, and resulting from resignations of current directors of the Company who will not continue to serve as members of the Board following the completion of the Direct Listing, (d) effectuating any initial public offering by filing a registration statement with the Securities and Exchange Commission or otherwise, including pursuant to the Direct Listing, (e) undertaking or committing to undertake any acquisitions or investments (whether by the purchase of assets or stock or by merger, combination, or consolidation) such as is contemplated by the Proposed Acquisition, (f) increasing the number of shares of Common Stock reserved for issuance pursuant to the 2013 Equity Incentive Plan and the adoption of equity incentive plans in connection with the Direct Listing, (g) entering into any transaction, agreement, or arrangement with any director, executive officer, holder of Common Stock or Preferred Stock (or any affiliate thereof), except for customary employment arrangements, and (h) the issuance of the Merger Shares, the approval of which issuance constitutes the approval required for such Merger Shares to be deemed “Exempted Securities” under Section 4.4.1 of Article Fourth, Part B of the Company’s certificate of incorporation as currently in effect.

4.    MFN Waiver. The undersigned Holder hereby waives, and elects not to exercise, any rights Holder may otherwise have under the provisions of Section 1(d) (Most Favored Nations) of the Original Note with respect to the Interim Debt Financing or Senior Debt Modifications, to the extent either the Interim Debt Financing or Senior Debt Modifications would constitute “Other Debt” as defined in such Section 1(d).

5.    Termination; Continuing Effect. The amendments set forth in Section 1 (other than subsection (d) thereof), Section 2(c), and Section (d) above shall automatically terminate, and thereafter be of no further force or effect, if the Approved Acquisition and a Direct Listing shall not have occurred on or before December 31, 2023. Except as specifically amended hereby, all of the terms of the Original Notes and the Warrants shall remain and continue in full force and effect and are hereby confirmed in all respects. On and after the date hereof, (a) each reference in the Original Note to “this Note”, “the Note”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Original Note in any other agreements, documents, or instruments executed delivered pursuant to, or in connection with, the Original Note, including, without limitation, the Warrants, will mean and be a reference to the Original Note as amended by this Amendment; (b) each reference in the Original Notes and Warrants to “the Notes” or “2022A Notes”, and each reference to the Original Notes in any other agreements, documents, or instruments executed delivered pursuant to, or in connection with, the Original Notes will mean and be a reference to the Original Notes as amended by the 2022A Amendment Agreements; and (c) each reference in the Original Notes and the Warrants to “this Warrant”, “the Warrant”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to any Warrant in any other agreements, documents, or instruments executed delivered pursuant to, or in connection with, such Warrant, will mean and be a reference to such Warrant as amended by the 2022A Amendment Agreements.

6.    Entire Agreement. This Amendment, together with the Original Note and Holder’s Warrant (in each case, to the extent not amended hereby) and all exhibits thereto respectively, represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements, or understandings between the parties with respect to the subject matter herein.

7.    Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

8.    Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Signature Pages Follow)

The parties have executed this Series 2022A Convertible Promissory Note Amendment Agreement as of the date first written above.

URGENT.LY INC.

By:
Matthew Booth, Chief Executive Officer

(Signature Page to Series 2022A Convertible Promissory Note Amendment Agreement - Urgent.ly Inc.)

The parties have executed this Series 2022A Convertible Promissory Note Amendment Agreement as of the date first written above.

HOLDER

By:
Name:
Title:

(Signature Page to Series 2022A Convertible Promissory Note Amendment Agreement - Urgent.ly Inc.)

EXHIBIT A

HOLDER’S CONVERTIBLE PROMISSORY NOTE (NOTE SERIES 2022A)

Holder	Original Note		Date of Warrant
	Date of Note	Original Principal Amount

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SUBORDINATED CONVERTIBLE

PROMISSORY NOTE

Note Series:	2023

Date of Note:	February [•], 2023

Principal Amount of Note:	$[•]

For value received URGENT.LY INC., a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above. Simple interest on the outstanding principal amount will accrue at the rate of 15% per annum. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable on June 30, 2024 (the “Maturity Date”).

1. BASIC TERMS.

(a) Series of Notes. This subordinated convertible promissory note (this “Note”) is issued as part of a series of notes designated by the Note Series above (collectively, the “Notes”) and issued in a series of multiple closings to the persons and entities set forth on Exhibit A hereto (collectively, the “Holders”). The initial sale and purchase of Notes shall take place at a closing (the “Initial Closing”) to be held at such place and time as the Company and the Holders participating at the Initial Closing may determine. The Company shall issue to the Holders who are Lead Investors and the Holders who are Lead Investors shall purchase from the Company at least $2,500,000 in Notes at the Initial Closing; provided that the Company must have raised, as of the date of the Initial Closing, an aggregate of at least $2,500,000 through (i) the Odyssey Bridge Loan Agreement, (ii) funding or access to funding (including through financial covenant relief) in connection with the Senior Debt Facilities, and (iii) Notes sold to Holders other than the Lead Investors. After the Initial Closing, subject to the terms and conditions of this Note, the Company may conduct one or more additional closings (each, an “Additional Closing”) and issue additional Notes to Holders or other persons or entities identified by the Company at such place and time as the Company and the Holders participating in such Additional Closing may determine on or before April 30, 2023; provided that the deadline for holding Additional Closings may be extended upon the mutual agreement of the Company and the Majority Holders (as defined below). The issuance of the Notes by the Company and the transactions contemplated thereby are referred to herein as the “Note Financing.” The aggregate principal amount for all Notes issued through the Note Financing shall not exceed $15,000,000; provided however, that the Company may, in its sole discretion, increase such amount up to $30,000,000 (the “Aggregate Cap”) at any time with the approval of the Company’s Board of Directors (the “Board”).

(b) Payments. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. No payment shall be made under this Note other than upon written demand of the Holder at or after the Maturity Date or as otherwise agreed by the Company and the Majority Holders. All payments under this Note shall be made pro rata among all Holders; provided that the Company shall be permitted to make payment to any Holder or Holders (and only to such Holder or Holders) at or after the Maturity Date upon the written demand of such Holder or Holders.

(c) Prepayment. The Company may prepay this Note prior to the Maturity Date only with the consent of the Majority Holders.

(d) Most Favored Nations. If, while this Note is outstanding, the Company issues other indebtedness of the Company (including any other convertible indebtedness or quasi-indebtedness, such as SAFEs, but expressly excluding the Odyssey Bridge Loan Agreement, Senior Indebtedness, and any amendment to the Existing Notes) or any of the foregoing coupled with equity-linked securities, such as warrants (the “Other Debt”), then the Company will provide the Holder with written notice thereof, together with a copy of all documentation relating to the Other Debt and, upon request of the Holder, any additional information related to the Other Debt as may be reasonably requested by the Holder. The Company will provide such notice to the Holder promptly (and in any event within 30 days) following the issuance of the Other Debt. In the event the Holder determines that the terms of the Other Debt are preferable to the terms of this Note, the Holder will notify the Company in writing within five days following the Holder’s receipt of such notice from the Company. Promptly after receipt of such written notice from the Holder, but in any event within 30 days, the Company will amend and restate this Note to be substantially identical to the promissory note or other instrument evidencing the Other Debt, excluding the principal and unpaid accrued interest.

(e) Pull-Up Right. In the event that an Approved Acquisition (as defined below) does not occur on or prior to December 31, 2023 (the “Acquisition Termination”), the Company will provide notice of the Acquisition Termination to any Holder who is also a holder of Existing Notes (an “Existing Holder”) promptly (and in any event within 30 days) following the Acquisition Termination (the “Pull-Up Notice”). Each such Existing Holder shall have 30 days from the date of such Pull-Up Notice to provide the Company with written notice of such Existing Holder’s election (a “Pull-Up Election”) to amend and restate such Existing Holder’s Existing Notes, with respect to the portion of outstanding Existing Notes held by Existing Holder in an aggregate principal amount not to exceed two (2) times the aggregate principal amount of outstanding Notes held by Existing Holder as of the date of the Acquisition Termination, to be substantially identical to the Notes, excluding the principal and unpaid accrued interest (“Amended Notes” and any Existing Holder who so requests an Amended Note, a “Requesting Holder”). The Company and the Requesting Holder shall execute Amended Notes promptly following the

Company’s receipt of a Pull-Up Election. If the Company does not receive a Pull-Up Election from any Existing Holder within 30 days of the Pull-Up Notice, such Existing Holder shall be deemed not to have exercised the rights contained in this subsection 1(e) and shall have no further right to execute Amended Notes pursuant to a Pull-Up Election.

(f) Use of Proceeds. All proceeds of the Notes will be used by the Company for working capital, operating expenses and general corporate purposes as shall be approved from time to time by the Company’s Board.

(g) Definitions. In addition to the terms defined herein, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person.

“Approved Acquisition” means an acquisition by the Company, directly or indirectly through a subsidiary, of all or substantially all of the assets, or a majority of the ordinary shares or other voting securities (whether by way of merger, consolidation, amalgamation, or otherwise) of, Target or any successor thereto.

“Cap Price” means the quotient obtained after dividing $380,000,000 by the Company Capitalization.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company Acquisition Capitalization” means, as of immediately prior to the conversion of this Note, the number of outstanding shares of Common Stock, assuming (i) conversion of all Preferred Stock into Common Stock, (ii) exercise of all outstanding options, (iii) exercise of certain outstanding antidilutive warrants assuming the number of shares such warrants are exercisable for as of immediately prior to the consummation of an Approved Acquisition and conversion of these Notes and the Existing Notes, and exercise of other outstanding warrants with variable warrant coverage based on the completion of a Direct Listing assuming the number of shares such warrants are exercisable for as a result of a Direct Listing, (iv) conversion of the Notes, the Existing Notes, and all other convertible securities of the Company into Common Stock, and (v) including shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under the Stock Plan, but excluding shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under any equity incentive plans adopted in connection with a public offering.

“Company Capitalization” means, as of immediately prior to the conversion of this Note, the number of outstanding shares of Common Stock, assuming conversion of all Preferred Stock into Common Stock and exercise of all outstanding options and warrants (whether vested or unvested), but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes, other convertible promissory notes (including the Existing Notes (as defined below)) or other similar convertible securities (other than shares of capital stock, outstanding options and warrants).

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by the Company or are necessary to the conduct of the Company’s business as now conducted or as presently proposed to be conducted.

“Direct Listing” means the initial listing of securities of the Company on the Nasdaq Stock Market, New York Stock Exchange, or another exchange or marketplace approved by the Board, without a related underwritten offering of such securities.

“Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Lead Investors” means BMW iVentures, Emerald Technology Ventures, and their respective Affiliates.

“Majority Holders” means the Holders of a majority of the outstanding principal amount of the Notes.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“Odyssey Bridge Loan Agreement” means an agreement pursuant to which Target will loan up to $15,000,000 to the Company.

“Preferred Stock” means the preferred stock of the Company, par value $0.001 per share.

“Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on July 12, 2022, as thereafter amended and/or amended and restated.

“Sale of the Company” means directly or indirectly (a) the sale or transfer of all or substantially all of the Company’s assets, (b) a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the outstanding shares of capital stock of the Company immediately prior to such merger or consolidation continue to represent at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity following such merger or consolidation), (c) the transfer or sale (whether by merger, consolidation or otherwise) to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such transfer or sale, such person or group of affiliated persons would hold 50% of more of the outstanding voting stock of the Company (or the surviving or acquiring entity), (d) a liquidation, dissolution or winding up the Company, (e) the issuance of more than 50% of the economic or voting interests of the Company or (f) the granting of rights to any party which could be construed as a direct or indirect constructive or actual change of control of the Company; provided, however, that notwithstanding the foregoing, (i) the Note Financing and the issuance of the Notes shall not constitute a Sale of the Company, (ii) a transaction shall not constitute a Sale of the Company if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction, and (iii) the sale of Common Stock or Preferred Stock, or securities convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock as part of a financing transaction solely with one or more of the Company’s then-existing lenders party to that certain Second Amended and Restated Loan and Security Agreement, dated as of July 12, 2022, or that certain Loan and Security Agreement, dated as of December 16, 2021, in each case as such agreement shall be amended from time to time, shall not constitute a Sale of the Company.

“Target” means Otonomo Technologies Ltd., a company incorporated under the laws of the State of Israel and registered under No. 515352813 with the Israeli Registrar of Companies.

“Total Equity Value” means the lesser of (x) $271,000,000, plus the Company’s cash-on-hand and cash equivalents, minus the aggregate outstanding Senior Indebtedness owed to the Structural Entities and/or the Second Lien Entities under the Loan Agreements and other outstanding borrowed money indebtedness of the Company incurred outside of the ordinary course of business, in each case, measured immediately prior to the consummation of an Approved Acquisition, and (y) the definition of Aggregate Valuation in the agreement and plan of merger for an Approved Acquisition, plus the Company’s cash-on-hand and cash equivalents, minus the aggregate outstanding Senior Indebtedness owed to the Structural Entities and/or the Second Lien Entities under the Loan Agreements, in each case, measured immediately prior to the consummation of an Approved Acquisition.

“Transaction Agreements” means collectively, (i) that certain Amended and Restated Investors’ Rights Agreement, by and among the Company and the other parties thereto, dated as of July 12, 2022, as amended (the “Investors’ Rights Agreement”); (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, by and among the Company and the other parties thereto, dated as of July 12, 2022, as amended; (iii) that certain Amended and Restated Voting Agreement, by and among the Company and the other parties thereto, dated as of July 12, 2022, as amended (the “Voting Agreement”).

2. CONVERSION AND REPAYMENT.

(a) Optional Conversion into Series C Preferred Stock. At any time upon the election of the Holder given to the Company while this Note is outstanding, the outstanding principal balance of this Note and any unpaid accrued interest shall convert into shares of the Company’s Series C Preferred Stock (the “Series C Preferred”) at a conversion price per share equal to the lesser of $3.66191 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series C Preferred), or the Cap Price. Concurrently with the execution of this Note, Holder is executing the Joinder to the Transaction Agreements attached to this Note as Exhibit B, which provides that upon the issuance of shares of Series C Preferred pursuant to this Section 2(a), the Holder shall automatically become a party to the Transaction Agreements.

(b) Optional Conversion in an Equity Financing. If the Company sells shares of Preferred Stock in an equity financing transaction while this Note is outstanding (an “Equity Financing”), then, upon the election of the Holder given to the Company prior to the first closing of the Equity Financing, the outstanding principal amount of this Note and any unpaid accrued interest shall, at the election of the Holder, convert in whole without any further action by the Holder into shares of the series of Preferred Stock issued in the Equity Financing at a price per share equal to the lesser of (i) 0.70 multiplied by the per share price paid by the cash investors in the Equity Financing, or (ii) the Cap Price (as applicable). The issuance of shares of Preferred Stock pursuant to the conversion of this Note in an Equity Financing shall be contingent upon and subject to the same terms and conditions applicable to the Preferred Stock sold in the Equity Financing (including any other securities (e.g. warrants) or rights attached to such Preferred Stock). Concurrently with the execution of this Note, Holder is executing the Joinder to the Transaction Agreements attached to this Note as Exhibit B, which provides that, upon the issuance of shares of Preferred Stock pursuant to the conversion of this Note in an Equity Financing, the Holder shall automatically become a party to the Transaction Agreements as the same may be amended and/or amended and restated in connection with such Equity Financing.

(c) Automatic Conversion Upon Consummation of an Approved Acquisition and Related Direct Listing. In the event the Company consummates both (x) an Approved Acquisition (defined below) and (y) a Direct Listing while this Note remains outstanding, the outstanding principal amount of this Note and any unpaid accrued interest thereon shall automatically convert immediately prior to the later to occur of such transactions, without any further action by the Holder, into fully paid and non-assessable shares of Common Stock at a price per share equal to 80% of the quotient obtained by dividing (x) the Total Equity Value by (y) the Company Acquisition Capitalization immediately prior to the consummation of an Approved Acquisition.

(d) Sale of the Company. If the Company consummates a Sale of the Company while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to 300% of the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal. The Company shall give the Holder written notice of a Sale of the Company not less than (i) 15 days prior to the anticipated date of consummation of the Sale of the Company, or (ii) if earlier, upon the signing of definitive documentation relating to the Sale of the Company. Any repayment pursuant to this paragraph in connection with a Sale of the Company shall be subject to any required tax withholdings and may be made by the Company (or any party to such Sale of the Company or its agent) following the Sale of the Company in connection with payment procedures established in connection with such Sale of the Company.

(e) Procedure for Conversion. In connection with any conversion of this Note into capital stock, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of an Equity Financing, all financing documents executed by the investors in connection with such Equity Financing). The Company shall not be required to issue or deliver the capital stock into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into capital stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

(f) Interest Accrual. In connection with the conversion of this Note, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the date of conversion.

3. REPRESENTATIONS AND WARRANTIES.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that, except as set forth on the Disclosure Schedule delivered to the Holder in connection with this Note, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of immediately prior to the issuance of this Note, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3(a), and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 3(a) only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(i) Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. Each subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under laws of its jurisdiction of formation and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(ii) Authorization. The Company has all requisite power, authority, and corporate approvals necessary for the issuance and delivery of this Note and the securities issuable upon conversion of this Note (the “Conversion Securities”). This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of restrictions on transfer other than restrictions under the Restated Certificate and the Transaction Agreements, if applicable, and any liens or encumbrances and issued in compliance with all applicable federal and securities laws. The Conversion Securities, and any Common Stock issuable upon conversion of the Conversion Securities, have been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Restated Certificate and the Transaction Agreements if applicable, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Holder.

(iii) No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Holder.

(iv) Offering. Assuming the accuracy of the representations and warranties of the Holder contained in subsection (b) below, the offer, issue and sale of this Note, and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(v) Capitalization. The authorized capital stock of the Company consists, immediately prior to the issuance of this Note, of:

(1) [                ] shares of Common Stock, [                ] shares of which are issued and outstanding immediately prior to the issuance of this Note. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(2) [                ] shares of Preferred Stock, all of which have been designated Series C Preferred Stock, [                ] of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law. The Company holds no Preferred Stock in its treasury.

(3) The Company has reserved [                ] shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2013 Equity Incentive Plan duly adopted by the Board and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, [                ] shares have been issued pursuant to restricted stock purchase agreements, options to purchase [                ] shares have been granted and are currently outstanding, and [                ] shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has made available to the Holders complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(4) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(5) The Company has obtained valid waivers of any rights by other parties to purchase any of the Securities.

(6) The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(7) Other than pursuant to the transactions contemplated by this Note, no person has been granted full ratchet, formula adjustment, or any other type of protection against dilution of their ownership interest in the Company. No full ratchet, formula adjustment or any other type of protection against dilution of any ownership interest in the Company will be triggered by the transactions provided for in this Agreement.

(vi) Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

(vii) Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of the Note or the transactions contemplated hereby, or the right of the Company to enter into the Note, or to consummate the transactions contemplated by hereby or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(viii) Intellectual Property. The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section (3)(a)(viii), the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

(ix) Indebtedness. Other than the outstanding Senior Indebtedness and the Existing Notes, the Company has not incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate. The Company is not a guarantor or indemnitor of any indebtedness of any other person.

(x) Certain Transactions.

(1) Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of Common Stock, in each instance, approved in the written minutes of the Board (previously made available to the Holders or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(2) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

(xi) Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

(xii) Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

(xiii) Financial Statements. The Company has made available to each Holder its unaudited financial statements (including balance sheet, income statement and statement of cash flows) (collectively, the “Financial Statements”) as of and for the six month period ended June 30, 2022 (the “Balance Sheet Date”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business (none of which have resulted from a breach by the Company of its obligations under any contractual relationship); and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(xiv) Changes. Except as disclosed on the Disclosure Schedule, since December 31, 2022, there has not been:

(1) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(2) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(3) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(4) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(5) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(6) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(7) any resignation or termination of employment of any officer or Key Employee of the Company;

(8) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(9) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(10) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(11) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(12) receipt of notice that there has been a loss of, or material order cancellation by, any material customer of the Company;

(13) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(14) any arrangement or commitment by the Company to do any of the things described in this Section 3(a)(xiv).

(xv) Employee Matters.

(1) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Note, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(2) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(3) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(4) Except as disclosed on the Disclosure Schedule, the Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

(5) Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(6) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(7) To the Company’s knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(xvi) Tax Returns and Payments. Except as disclosed on the Disclosure Schedule, there are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(xvii) Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

(xviii) Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the counsel for the Holders (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms made available to counsel for the Holders. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Section (3)(a)(xviii).

(xix) Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(xx) Corporate Documents. The Restated Certificate and bylaws of the Company are in the form provided to the Holders. The copy of the minute books of the Company provided to the Holders contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

(xxi) Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

(xxii) Disclosure. The Company has made available to the Holders all the information reasonably available to the Company that the Holders have requested for deciding whether to acquire this Note. No representation or warranty of the Company contained in this Note, as qualified by the Disclosure Schedule contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(xxiii) 83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of Common Stock.

(xxiv) Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To the Company’s knowledge, the Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

(xxv) CFIUS Representations. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

(xxvi) Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (a) influencing any official act or decision of such official, party or candidate, (b) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (c) securing any improper advantage, in the case of (a), (b) and (c) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, or, to the Company’s knowledge, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption.

(b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i) Purchase for Own Account. The Holder is acquiring the Securities solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii) Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(iii) Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(iv) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(1) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2) The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act.

(3) Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder.

(v) Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

(vi) Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Note, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(vii) Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

(viii) 2021 Notes. To the extent that Holder is a holder of a convertible promissory note issued by the Company in 2021, as such agreements may be amended, modified, or restated from time to time (the “2021 Notes”), the Holder acknowledges and agrees that the Company’s intended recapitalization of its current debt obligations in connection with an Approved Acquisition (the “Recapitalization”), the issuance of the Notes and the transactions contemplated thereby do not constitute an Equity Financing or other transaction that would trigger conversion of the 2021 Notes.

(ix) 2022 Notes. To the extent that Holder is a holder of a convertible promissory note issued by the Company in 2022, as such agreements may be amended, modified, restated from time to time (the “2022 Notes” and, together with the 2021 Notes, the “Existing Notes”), the Holder (A) acknowledges and agrees that the Recapitalization, the issuance of the Notes and the transactions contemplated thereby do not constitute an Equity Financing or other transaction that would trigger conversion of the 2022 Notes, (B) hereby approves the Note Financing, and (C) hereby waives, and elects not to exercise, any rights Holder may otherwise have under the provisions of Section 1(d) (Most Favored Nations) of the 2022 Note with respect to the Note Financing.

4. EVENTS OF DEFAULT.

(a) If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the holders of a majority of the aggregate outstanding principal amount of the Notes and the 2022 Notes voting together as a single class (the “Covenant Majority”) and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable (except to the extent that any such payment is then prohibited pursuant to Section 6(q) or any Senior Indebtedness Intercreditor Agreement (as defined below));

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company); or

(iv) The breach of any representation or warranty of the Company in this Note that results in a Material Adverse Effect.

(b) In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

5. NEGATIVE COVENANTS. At any time while the outstanding Notes represent a majority of the principal amount of the Notes that were outstanding immediately after the Initial Closing, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent of the Covenant Majority:

(a) liquidate, dissolve or wind-up the business and affairs of the Company or effect any Deemed Liquidation Event (as defined in the Restated Certificate), or consent, agree or commit to do any of the foregoing;

(b) amend, modify, supplement, terminate, repeal, or waive any provision of the Restated Certificate or the Company’s bylaws;

(c) purchase or redeem, or pay or declare any dividend or make any distribution on, any shares of stock or permit any subsidiary of the Company to take any such action, other than securities repurchased from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service pursuant to written agreements with such person or securities repurchased upon the exercise of the Company’s right of first refusal to purchase such securities;

(d) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action exceeds $150,000 (excluding ordinary course vendor and supplier financing and no-debt obligations under customer contracts and strategic partnerships);

(e) increase or decrease the authorized number of directors constituting the Board;

(f) effectuate any initial public offering by filing a registration statement with the Securities and Exchange Commission or otherwise other than a Qualifying Public Offering (as defined in the Restated Certificate);

(g) sell, assign, transfer, grant an exclusive license, pledge, encumber or otherwise dispose of any technology or intellectual property of the Company;

(h) undertake or commit to undertake any acquisitions or investments (whether by the purchase of assets or stock or by merger, combination or consolidation), other than purchases of assets in the ordinary course of business;

(i) form or hold capital stock in any subsidiary of the Company that is not a wholly owned subsidiary, dispose of any subsidiary stock or permit the issuance of securities by any subsidiary of the Company to any person or entity other than the Company or permit the sale of all or substantially all of a subsidiary’s assets;

(j) after the date hereof, increase the number of shares of Common Stock reserved for issuance pursuant to stock purchase or stock option plans;

(k) enter into any transaction, agreement or arrangement with any director, executive officer, holder of Common Stock or Preferred Stock (or any affiliate thereof), except for customary employment arrangements;

(l) terminate the employment of or change the compensation or equity grants to the chief executive officer, chief technology officer, other executive officers and any other individuals designated by the Board as key employees;

(m) effectuate any change of corporate structure, or any merger, reorganization or recapitalization or sale of the Company or substantially all of its assets, including such transactions with a subsidiary or related entity, or enter into any agreement to do any of the foregoing;

(n) change the principal business of the Company or exit the current line of business; or

(o) take any action which directly or indirectly (or causes or permits any of the Company’s direct or indirect subsidiaries to), (a) sell, issue, sponsor, support, accept, create or distribute any digital tokens, cryptofinance coins, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution or generation event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens, (b) develop or deploy a computer network, “smart contract” or protocol that facilitates the generation of Tokens, incorporates Tokens or otherwise permits the generation of Tokens by network participants or (c) provide services or receive proceeds in connection with the foregoing (a) of (b).

provided that the foregoing shall not be required in connection with an Approved Acquisition, a Direct Listing, the Recapitalization, or any of the other transactions in connection therewith including, among other things, (a) an amendment to the Restated Certificate increasing the total authorized Common Stock, an amendment to the Restated Certificate effecting a reverse stock split of all outstanding capital stock, and the adoption of an amended and restated certificate of incorporation and amended and restated bylaws in connection with a Direct Listing, (b) creating, or authorizing the creation of, or issuing, or authorizing the issuance of any debt security, including the Odyssey Bridge Loan Agreement, (c) amending any Existing Notes, (d) increasing the maximum aggregate principal issuable pursuant to Notes in connection with the Note Financing up to the Aggregate Cap; (e) increasing or decreasing the authorized number of directors constituting the Board in connection with the Company’s obligation to appoint additional directors in connection with an Approved Acquisition and to satisfy the independence and other requirements applicable to the Company following the completion of a Direct Listing, and resulting from resignations of current directors of the Company who will not continue to serve as members of the Board following the completion of a Direct Listing, (f) effectuating any initial public offering by filing a registration statement with the Securities and Exchange Commission or otherwise, including pursuant to a Direct Listing, (g) undertaking or committing to undertake any acquisitions or investments (whether by the purchase of assets or stock or by merger, combination, or consolidation) such as is contemplated by an Approved Acquisition, (h) increasing the number of shares of Common Stock reserved for issuance pursuant to the 2013 Equity Incentive Plan and the adoption of equity incentive plans in connection with a Direct Listing, (i) entering into any transaction, agreement, or arrangement with any director, executive officer, holder of Common Stock or Preferred Stock (or any affiliate thereof), and (j) the issuance of shares pursuant to an Approved Acquisition.

6. MISCELLANEOUS PROVISIONS.

(a) Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c) Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d) Market Standoff. To the extent requested by the Company or an underwriter of securities of the Company, each Holder and any permitted transferee thereof shall not, without the prior written consent of the managing underwriters in the IPO (as hereafter defined), offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by such Holder or any transferee thereof, or enter into an agreement to do any of the foregoing, for up to 180 days following the effective date of the registration statement of the initial public offering of the Company (the “IPO”) filed under the Securities Act. For purposes of this paragraph, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this paragraph and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters to the IPO to implement the foregoing within any reasonable timeframe so requested; provided, however, the Holder and any transferee shall be required to enter into such agreement only if all officers and directors are subject to the same restrictions, and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock on a fully diluted basis. The underwriters for any IPO are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto.

(e) Amendment and Waiver. Any term of this Note may be amended or waived (A) with the written consent of the Company and the Holder, or (B) with the written consent of the Company and the Majority Holders; provided, however, that no amendment or waiver pursuant to clause (B) above shall (i) increase or reduce the principal amount of this Note, (ii) amend this Section 6(e), in each case under clauses (i) through (ii), without the consent of the Holder. . Upon the effectuation of such waiver or amendment in conformance with clause (B) above, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes, and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver. Any amendment or waiver pursuant to clause (A) above shall be subject to Section 1(d) above. Notwithstanding the foregoing, (x) Exhibit A may be updated by the Company without the consent of the Holder in order to add any Holder that purchases a Note after the issuance of this Note, (y) this Note may be amended by the Company without the consent of any Holder to implement the provisions of Section 6(p) and/or Section 6(q) of this Note (including, without limitation, the incorporation of any provisions requested by any holder of Senior Indebtedness to effect or reflect the subordination of the obligations evidenced by this Note and any security interests, liens or other encumbrances securing the obligations evidenced by this Note), and (z) that the Board may increase the maximum aggregate principal issuable pursuant to Notes in connection with the Note Financing up to the Aggregate Cap without the consent of any Holder.

(f) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(g) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided that this Note may not be directly or indirectly assigned by the Company without the prior written consent of the Holder. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(h) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(j) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s Restated Certificate or bylaws by (i) facsimile telecommunication to any facsimile number for the Holder in the Company’s records, (ii) electronic mail to any electronic mail address for the Holder in the Company’s records, (iii) posting on an electronic network together with separate notice to the Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Holder. This consent may be revoked by the Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232. A copy of any notice to the Company shall be sent to Robert O’Connor, Wilson Sonsini Goodrich & Rosati, One Market Plaza, Spear Tower, Suite 3300, San Francisco, CA 94105.

(k) Expenses. The Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein; provided, however, that, at or after the Initial Closing, the Company shall reimburse (i) BMW iVentures for the reasonable fees and expenses of one legal counsel related to the Note Financing in an amount not to exceed, in the aggregate, $10,000 and (ii) Emerald Technology Ventures for the reasonable fees and expenses of one legal counsel related to the Note Financing in an amount not to exceed, in the aggregate, $10,000.

(l) Waiver of Conflicts. Each party to this Note acknowledges that Wilson Sonsini Goodrich & Rosati P.C. (“WSGR”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent the Holder or the Holder’s affiliates in matters unrelated to the Note Financing, including representation of the Holder or the Holder’s affiliates in matters of a similar nature to the Note Financing. The applicable rules of professional conduct require that WSGR inform the parties hereunder of this representation and obtain their consent. WSGR has served as outside general counsel to the Company and has negotiated the terms of the Note Financing solely on behalf of the Company. The Company and the Holder hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Note Financing, WSGR has represented solely the Company, and not any Holder or any stockholder, Board member or employee of the Company or director, stockholder or employee of the Holder; and (iii) gives the Holder’s informed consent to WSGR’s representation of the Company in the Note Financing.

(m) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(n) Entire Agreement. This Note and the Security Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(o) Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company.

(p) Third Priority Security Interest. Subject in all respects to Section 6(q), promptly following the date of the Initial Closing, the Company and the Holders shall use their respective best efforts to enter into an agreement pursuant to which the parties will agree that the Notes shall be secured by a third priority perfected lien on substantially all the assets of the Company.

(q) Senior Indebtedness. The obligations evidenced by this Note are subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note or hereafter incurred. No payments shall be made to, or received by, Holder pursuant to this Note (even if otherwise due) until such time as the Senior Indebtedness has been paid in full in cash. Holder shall not demand or receive from the Company all or any part of the obligations evidenced by this Note, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will any Holder exercise any remedy with respect to any collateral securing the obligations evidenced by this Note, nor will any Holder commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any Senior Indebtedness remains outstanding. Each Holder subordinates to holders of Senior Indebtedness any security interest, lien or other encumbrance that any Holder may have or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of the security interest of any Holder and the security interest of holders of Senior Indebtedness, the security interest of holders of Senior Indebtedness in the property of the Company shall at all times be prior to the security interest of the Holders. The subordination and priorities set forth in this paragraph are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this paragraph shall not be effective as to the particular property that is the subject of the unperfected or avoidable security interest. If, notwithstanding the previous sentence, Holder receives any payment on account of this Note, Holder shall immediately remit such payment in the form received (except for endorsement or assignment by Holder where required by such holder of the Senior Indebtedness or its agent) to the holder of the Senior Indebtedness, or such holder’s agent. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to banks, funds, or other financial institutions regularly engaged in the business of lending money, but excluding venture capital or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities, and (ii) any indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor; provided, for the avoidance of doubt, that Senior Indebtedness shall include all obligations at any time arising pursuant to (y) that certain Second Amended and Restated Loan and Security Agreement, dated as of July 12, 2022, by and between the Company, Structural Capital Investments III, LP, the other lenders from time to time party thereto and Ocean II PLO, LLC, as administrative and collateral agent for such lenders (collectively, the “Structural Entities”) or (z) that certain Loan and Security Agreement, dated as of December 16, 2021, by and between the Company, the lenders from time to time party thereto, and Alter Domus (US) LLC, as administrative and collateral agent for such lenders (collectively, the “Second Lien Entities”), as such agreements may be amended, modified, restated or amended and restated from time to time (each a “Loan Agreement”) and any other document entered into in connection with the Loan Agreements. Notwithstanding anything in this Section 6(p),each Holder shall be entitled to receive (i) equity securities of the Company from the conversion of all or any part of the obligations evidenced by this Note and payments of cash in lieu of issuing fractional shares in connection with any such conversions, in each case, pursuant to the terms of this Note, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 6(p) and (iii) other payments consented to in writing by all holders of Senior Indebtedness then outstanding. As a condition to Holder’s rights hereunder, Holder agrees to execute, deliver and enter into with the Structural Entities, the Second Lien Entities, and/or any other holder of Senior Indebtedness any subordination agreement, intercreditor agreement, or other similar agreement required by any holder of Senior Indebtedness, and any other agreements (collectively, the “Security Agreements”) reasonably requested by any such holder of Senior Indebtedness, in each case, in the form provided by such holder of Senior Indebtedness. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the obligations evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness. The holders of the Company’s Senior Indebtedness at any time outstanding (the “Third Party Beneficiaries”) are intended third party beneficiaries of this Section 6(p), and as such, (i) the Third Party Beneficiaries may, without limitation, enforce the provisions of this Section 6(p), and (ii) the provisions of this Section 6(p) may not be waived, released or amended in any manner, nor may any of the parties hereto take any action or refrain from taking action, that would have the effect of waiving, releasing or amending this Section 6(p) without the express written consent from the Third Party Beneficiaries.

(r) Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of IRS Form W-8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

[Signature pages follow]

The parties have executed this SUBORDINATED CONVERTIBLE PROMISSORY NOTE as of the date first noted above.

COMPANY:

URGENT.LY INC.

By:
Name:
Title:

E-mail:

Address:

SIGNATURE PAGE TO

URGENT.LY INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

The parties have executed this SUBORDINATED CONVERTIBLE PROMISSORY NOTE as of the date first noted above.

HOLDER (if an entity):

Name of Holder:

By:

Name:
Title:

E-mail:

Address:

Tax ID#:

HOLDER (if an individual):

Name of Holder:

Signature:

E-mail:

Address:

Tax ID#: